UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 6, 2005

SCOTIA PACIFIC COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-63825	68-0414690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 712 125 Main Street, 2nd Floor Scotia, California	95565
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (707) 764-2330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, the Registrant and its parent, The Pacific Lumber Company ("Palco"), have experienced delays and refusals by the California North Coast Regional Water Quality Control Board (the "North Coast Water Board") and its staff in granting clearance to operate in the Freshwater and Elk River watersheds under timber harvesting plans ("THPs") already approved by the California Department of Forestry ("CDF") and other state and federal regulatory agencies which review their THPs. On February 25, 2005, the Executive Officer of the staff of the North Coast Water Board enrolled THPs that would allow the Registrant and Palco to harvest up to 50% of the harvest limit established by the CDF for the Freshwater and Elk River watersheds. On March 16, the North Coast Water Board ordered (the "March 16 Order") that additional THPs be enrolled that would allow the harvest of up to 75% of the harvest limit established by the CDF for the Freshwater and Elk River watersheds.

Following an appeal of the March 16 Order to the State Water Resources Control Board (the "State Water Board"), on April 6, 2005, a hearing officer acting on behalf of the State Water Board issued an order staying the enrollment of the additional THPs under the March 16 Order. The Registrant and Palco are currently reviewing this order and seeking to determine its operational implications and its impact on the companies' financial liquidity conditions. Based on their preliminary review, it appears that, if the stay order is not promptly reversed or overruled, the Registrant's cash flows from operations, together with funds available under its line of credit, will not be adequate to allow it to pay the entire amount of interest due on the July 20, 2005 payment date for its Timber Notes. Also as previously disclosed, Palco is facing a financial liquidity crisis, is currently in default under its credit agreement and has received a limited waiver, through April 15, 2005, of the default. Palco is seeking a more permanent solution to its default and liquidity crisis. The stay order, if not promptly reversed or overruled, could adversely affect these refinancing efforts.

Unless the Registrant is able to avoid default on its Timber Notes, Palco is successful in its efforts to secure a more permanent solution to its default and liquidity crisis, and the Registrant and Palco are successful in their efforts to obtain clearance to operate under sufficient additional THPs, the Registrant and Palco expect that they will be forced to take extraordinary actions, which may include: reducing expenditures by laying off employees and shutting down various operations; seeking other sources of liquidity, such as from asset sales; and seeking protection by filing under the United States Bankruptcy Code. In this regard, on March 31, 2005, Palco laid off 21 lumber operations employees and reduced operations in some departments to a four-day workweek.

On April 6, 2005, Palco issued a press release regarding the April 6 stay order, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
99.1	Press Release of Palco dated April 6, 2005 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 7, 2005	SCOTIA PACIFIC COMPANY LLC
	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary & Senior Assistant General Counsel